UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 31, 2014

MyGO Games Holding Co.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55080 (Commission File Number)	27-1070374 (IRS Employer Identification No.)

12708 Riata Vista Circle, Suite B-140
Austin, TX 78727
(Address of principal executive offices) (Zip Code)

(832) 900-9366
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Hammett Settlement Agreement

On October 31, 2014 (the “Hammett Effective Date”), the Registrant entered into a settlement agreement with Mr. Daniel Hammett and Great Outdoors, LLC (“Great Outdoors”) in relation to a negotiated settlement of certain disputes between the Registrant, the Registrant’s wholly owned subsidiary, My Go Games, LLC (“MyGO Subsidiary”) and Mr. Hammett regarding Mr. Hammett’s employment agreement with MyGO Subsidiary (the “Hammett Settlement Agreement”).  Additionally, on November 6, 2014, the Registrant, Mr. Hammett and the Great Outdoors agreed to an addendum to the Hammett Settlement Agreement relating to certain clarifications of the agreements of the parties on the treatment of the settlement (the “Addendum” together with the Hammett Settlement Agreement, the “Hammett Agreements”). The Registrant and Mr. Hammett have agreed to the following:

1)
Mr. Hammett has agreed to resign all employment with the Registrant and MyGO Subsidiary and withdraw all objections to his resignation from the Board of Directors of the Registrant on September 4, 2014, in exchange for the Registrant and MyGO Subsidiary agreeing to pay Mr. Hammett $25,000 in one lump sum payment upon execution of the Hammett Settlement Agreement;

2)
The parties agreed that Mr. Hammett’s employment agreement with MyGO Subsidiary was terminated on October 12, 2014, except as to those terms and provisions otherwise specifically addressed in the Hammett Settlement Agreement and neither party shall have any further obligation thereunder whatsoever, even as to any provisions which by intent or design are to otherwise survive termination;

3)
Mr. Hammett has agreed for a period of one (1) year from the Hammett Effective Date, he will not operate, design, market, or otherwise work in the hunting games industry, either in his own name or in association with others. He further agrees that he will not offer his services as a consultant, employee, independent contractor or otherwise in the hunting games industry, whether directly or indirectly. The term “hunting games industry” includes, but is not limited to hunting games designed for use on gaming consoles, mobile devices, tablets, computers, internet, or other online forums. Moreover, it is specifically understood and agreed that this covenant and agreement may be enforced by suit for injunction, monetary damages, or both, and without a bond being required or posted;

4)
Mr. Hammett and/or Great Outdoors shall release and forfeit back to the Registrant all common stock and all of the option rights of the Registrant afforded to them under Mr. Hammett’s employment agreement or the merger between the Registrant and Great Outdoors, and a return all issued and outstanding stock certificates and option grant documents within three (3) business days of the Hammett Effective Date. The parties agreed that the surrender of all stock options was in order to settle certain allegations raised by the Registrant and the MyGo Subsidiary in Cause No. D-1-GN-14-003406, previously pending in the District Court of Travis County, Texas, and surrender of all shares of common stock held by Mr. Hammett and/or Great Outdoors was a post-closing adjustment to the certain share exchange agreement between the Parties dated June 19, 2014, (i) to adjust the purchase price from 50,323,526 shares of the Registrant to 7,500,000 shares of of the Registrant, (ii) to amend the transfer of liabilities to include claims by Umur Ozal in the amount of $500,000 in principal, Shahid Ramzan in the amount of $100,000 in principal, and certain other Great Outdoors note holders who were sent note exchange agreements on June 20, 2014, totaling $400,000 in principal, and (iii) to amend the transfer of liabilities to include certain legal expenses incurred by Great Outdoors. These post-closing adjustments are related to additional diligence post-closing that uncovered material information that resulted in an adjustment to the value of assets purchased and liabilities assumed from Great Outdoors by MyGo Subsidiary. In exchange thereof, the Registrant shall cause to be issued to Mr. Hammett Seven Million Five Hundred Thousand (7,500,000) shares of common stock of the Registrant. Mr. Hammett further agrees to a prohibition on the sale of more than 750,000 shares per quarter for a period of eighteen (18) months;

5)
The Registrant has agreed to dismiss, within five (5) business days of the Hammett Effective Date, its previously filed complaint against Mr. Hammett without prejudice, with each party to bear its own fees and costs.  The Registrant agrees that the dismissal will be with prejudice nine (9) months after the effective date of the Settlement Agreement;

6)	The parties agreed to mutual releases in relation to all causes of actions, known and unknown, arising under prior and through to the date of the Settlement Agreement; and

7)	The parties also agreed to mutual non-disparagement provisions.

The above is a summary of the material terms of the Hammett Agreements and is qualified in its entirety by the Hammett Settlement Agreement which is attached hereto as Exhibit 10.1and the Addendum which is attached hereto as Exhibit 10.2.

Ozal Settlement Agreement

On November 5, 2014, the Registrant, the MyGO Subsidiary and Umur Ozal entered into a settlement agreement (“Ozal Settlement Agreement”) related to certain liabilities of Great Outdoors to Mr. Ozal under several notes purchased by Mr. Ozal from Great Outdoors totaling $500,000 to mature on May 30, 2015 and assumed by the Registrant on October 31, 2014 pursuant to its settlement with Mr. Hammett as described above (the “Ozal Notes”).  Pursuant to the settlement, the Registrant issued Mr. Ozal 11,500,000 shares of common stock of the Registrant in exchange for Mr. Ozal releasing the Regsitrant from all obligations and liabilities due and owing under the Ozal Notes.

The above is a summary of the material terms of the Ozal Settlement Agreement and is qualified in its entirety by the Ozal Settlement Agreement which is attached hereto as Exhibit 10.3.

Item 1.02. Termination of a Material Definitive Agreement

As disclosed in Item 1.01 hereof, which is incorporated herein by reference, the employment agreements of Mr. Hammett with MyGO Subsidiary have been terminated.

Item 3.02. Unregistered Sales of Equity Securities

On October 31, 2014, the Registrant agreed to issue 7,500,000 shares of common stock to Mr. Hammett pursuant to the Hammett Settlement Agreement. Shares were issued pursuant to Section 4(a)(2) and Rule 506 of Regulation D under the United States Securities Act of 1933, as amended, and pursuant to similar exemptions from any applicable state securities laws based on representations of the holder of such shares.

On November 5, 2014, the Registrant agreed to issue 11,500,000 shares of common stock of the Registrant to Mr. Ozal pursuant to the Ozal Settlement Agreement.  Shares were issued pursuant to Section 4(a)(2), Rule 506 of Regulation D and Rule 903 of Regulation S under the United States Securities Act of 1933, as amended, and pursuant to similar exemptions from any applicable state securities laws based on representations of the holder of such shares.

Item 5.01 Change in Control of the Company

As a result of the Hammett Settlement Agreement and the settlement with Mr. Daniel Miller, as previously disclosed in the Registrant’s Form 8-K as filed with the SEC on November 5, 2014, (the “Miller Settlement Agreement”), Mr. Hammett who previously controlled approximately 48.59% of the Registrant on a partially diluted basis will only control approximately 10.87% of the Registrant, following his and Great Outdoors surrender of all of their current outstanding shares of common stock (50,323,526) and all of his current outstanding stock options (30,000,000) in exchange for 7,500,000 shares of common stock of the Registrant (and after giving effect to the issuance of 11,500,000 shares of common stock to Mr. Ozal, as described below), and Mr. Miller who previously controlled approximately 18.32% of the Registrant on a partially diluted basis will only control approximately 1.78% of the Registrant on a partially diluted basis following his surrender of all of his current outstanding stock options (22,500,000) in exchange for 1,250,000 stock options of the Registrant (and after giving effect to the surrender by Mr. Hammett of 50,323,526 shares of common stock in exchange for 7,500,000 shares of common stock of the Registrant and the issuance of 11,500,000 shares of common stock to Mr. Ozal, as described below).

Further, as a result of Mr. Hammett’s resignation from the Board of Directors of the Registrant on September 4, 2014 and Mr. Miller’s resignation from the Board of Directors on October 30, 2014, only two board members remain, Mr. Henry Gordon and Mr. Paul Watson.  After giving effect to the surrender by Mr. Hammett and Great Outdoors of 50,323,526 shares of common stock in exchange for 7,500,000 shares of common stock of the Registrant, Mr. Watson controls approximately 17.86% of the Registrant on a partially diluted basis (based on 15,000,000 stock options of the Registrant owned by Mr. Watson) and Mr. Henry Gordon controls approximately 17.86% of the Registrant on a partially diluted basis (based on 15,000,000 stock options of the Registrant owned by Mr. Gordon).

Mr. Hammett and Mr. Miller no longer hold any officer positions with the Registrant. Mr. Paul Watson is the acting Principle Executive Officer as President of the Registrant and the acting Principle Accounting and Financial Officer as the Chief Financial Officer of the Registrant.

On November 5, 2014, the Registrant issued Mr. Umur Ozal 11,500,000 shares of common stock of the Registrant in relation to the Ozal Settlement Agreement, following issuance of those shares of common stock Mr. Ozal controls approximately 16.67% of the Registrant.

The Company and its directors and officers have no knowledge of any arrangement that by its operation may result in a change in control of the Company or any arrangement or understandings among Great Outdoors, Mr. Hammett, Mr. Miller or Mr. Ozal or their affiliates with respect to the election of directors of the Company or any other matters.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Mr. Hammett

On October 31, 2014, Mr. Daniel Hammett and the Registrant reached an agreement to settle certain claims and disputes between the parties. As a result of the settlement, the parties recognized and agreed that on September 4, 2014, Mr. Hammett resigned from the Board of Directors of the Registrant. The resignation was in relation to the previous disagreements between the Registrant and Mr. Hammett. The terms of the settlement agreement are set forth in Item 1.01 hereof and are incorporated herein by reference. The Registrant performed an investigation into the previously announced concerns related to Mr. Hammett and after carefully reviewing such results, the parties desired to avoid the uncertainties, risks, and costs of litigation. Therefore, the parties have agreed to settle, compromise, and resolve the alleged claims and disputes between them pursuant to the terms of the settlement agreement.

Mr. Hammett was provided a copy of this disclosure prior to its filing with the SEC and pursuant to the requirements of Item 5.02(a)(3), Mr. Hammett has informed the Registrant that he agrees with the disclosure as set forth herein and will not be providing the Registrant with a letter to be filed herewith.

Item 7.01 Regulation FD

The Registrant hereby discloses that the Registrant’s wholly owned subsidiary, My Go Games, LLC (“MyGo Subsidiary”) has settled the cause of action filed against it by iEntertainment Network, Inc. (“iENT”), regarding causes of action between iENT and the Registrant’s former CEO, Daniel Hammett and his company, Great Outdoors, LLC in relation to disputes over Mr. Hammett’s former employment by iENT and rights to develop certain outdoor gaming products.  MyGo Subsidiary was added as a party to the lawsuit by iENT in August of 2014 but was never served notice of process. As a result of the settlement, MyGo Subsidiary is not restricted by iENT from marketing, selling or licensing its own version of an outdoor hunting themed online game.

Item 9.01 Financial Statement and Exhibits

Exhibits

Exhibit No.                            Description
10.1	Settlement Agreement between the Registrant, My Go Games, LLC, Great Outdoors, LLC and Daniel Hammett, dated October 31, 2014

10.2	Addendum between the Registrant, My Go Games, LLC Great Outdoors, LLC and Daniel Hammett dated November 6, 2014

10.3	Settlement Agreement between the Registrant, My Go Games, LLC and Umur Ozal dated November 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 6, 2014

MyGO Games Holding Co.

By:   /s/ Paul Watson
Paul Watson
President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                            Description
10.1	Settlement Agreement between the Registrant, My Go Games, LLC, Great Outdoors, LLC and Daniel Hammett, dated October 31, 2014

10.2	Addendum between the Registrant, My Go Games, LLC Great Outdoors, LLC and Daniel Hammett dated November 6, 2014

10.3	Settlement Agreement between the Registrant, My Go Games, LLC and Umur Ozal dated November 5, 2014